Exhibit 99.1

Veracyte Announces Second Quarter 2024 Financial Results

Grew total revenue to $114.4 million, an increase of 27%
Grew testing revenue by 31%

Conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 6, 2024 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the second quarter ended June 30, 2024.

“Our exceptional second quarter results are a testament to the strength and robustness of Decipher and Afirma,” said Marc Stapley, Veracyte’s chief executive officer. “With both tests clearly gaining share in their respective markets and plenty of headroom for durable future expansion, our confidence in their long-term prospects continues to grow. Meanwhile, our positive cash generation and class-leading profitability profile are fueling a portfolio of tests that are poised to drive meaningful advances in precision medicine.”

Key Business Highlights
•Increased second quarter total revenue by 27%, to $114.4 million, compared to the second quarter of 2023.
•Grew total test volume to 39,023, an increase of 23% compared to the second quarter of 2023.
•Increased second quarter net income to $5.7 million and delivered adjusted EBITDA of $24.0 million, or 21% of revenue.
•Achieved record Decipher Prostate test volume of close to 19,900 tests, driven by recently updated NCCN* prostate cancer guidelines, in which the Decipher Prostate test received the highest-level rating among gene expression tests.
•Delivered record Afirma test volume of approximately 15,700 and received Medicare coverage for Afirma testing of patients with thyroid nodules classified as “Bethesda V,” giving more patients annually access to the test.
•Reinforced Veracyte’s commitment to evidence expansion with three published Decipher Prostate test studies, including a real-world, population-based analysis of Decipher data linked to the National Cancer Institute’s SEER database demonstrating the test’s clinical utility and underscoring the power of the Veracyte Diagnostics Platform.
•Generated $26.7 million of cash during the second quarter to end the quarter with $235.9 million of cash and cash equivalents.

* National Comprehensive Cancer Network. NCCN makes no warranties of any kind whatsoever regarding their content, use or application and disclaims any responsibility for their application or use in any way.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Second Quarter 2024 Financial Results

Total revenue for the second quarter of 2024 was $114.4 million, an increase of 27% compared to $90.3 million reported in the second quarter of 2023. Testing revenue was $107.0 million, an increase of 31% compared to $81.7 million in the second quarter of 2023, driven by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $3.9 million, a decrease of 3% compared to $4.0 million in the second quarter of 2023. Biopharmaceutical and other revenue was $3.6 million, a decrease of 22% compared to $4.6 million in the second quarter of 2023.

Total gross margin for the second quarter of 2024 was 68%, compared to 62% in the second quarter of 2023. Non-GAAP gross margin, which excludes the amortization of acquired intangible assets, stock-based compensation, other acquisition related expenses, and certain other adjustments was 71%, compared to 68% in the second quarter of 2023.

Operating expenses were $73.3 million for the second quarter of 2024. Non-GAAP operating expenses, which excludes amortization of acquired intangible assets, stock-based compensation, other acquisition related expenses, and other restructuring costs, grew 14% to $59.0 million compared to $51.7 million in the second quarter of 2023.

Net income for the second quarter of 2024 was $5.7 million, an improvement of 168% compared to the second quarter of 2023. Basic and diluted net earnings per common share was $0.07, an improvement of $0.19 compared to the second quarter of 2023. Non-GAAP diluted net earnings per common share was $0.30, an improvement of $0.18 compared to the second quarter of 2023. Net cash provided by operating activities in the first six months of 2024 was $20.6 million, an improvement of $6.1 million compared to the same period in 2023.

Adjusted EBITDA for the second quarter of 2024 was $24.0 million, an improvement of 118% compared to the second quarter of 2023, representing 21% of revenue compared to 12% of revenue respectively.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2024 Financial Outlook

The company is raising full-year 2024 total revenue guidance to $432 million to $438 million, representing year-over-year growth of 20% to 21% and testing revenue growth of approximately 25%. This guidance range represents an increase compared to prior guidance of $402 million to $410 million. In addition, the company now expects cash, cash equivalents and short-term investments at the end of the year to be $260 million to $270 million compared to prior guidance of $236 million to $240 million.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/p5tuszv4. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BIbb7f6b70b4ce4820b6391059390d6139

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to 2024 financial and operating results; and our intentions with respect to our tests and products, for use in diagnosing and treating diseases, in and outside of the United States. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will,” “enable,” “positioned,” “offers,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies and our facilities in France; the impact of foreign currency fluctuations, increasing interest rates, inflation, the U.S. election and turmoil in the global banking and finance system; the ongoing conflict in the Middle East and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 29, 2024, and our Quarterly Report on Form 10-Q filed for the three months ended June 30, 2024, to be filed August 7, 2024, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, C2i Genomics, and Afirma are registered trademarks of Veracyte, Inc., and its subsidiaries in the U.S. and selected countries.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA and non-GAAP earnings per share (EPS). These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from certain of our non-GAAP financial measures. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Testing revenue	$106,970	$81,749	$197,273	$154,145
Product revenue	3,906	4,011	7,443	7,903
Biopharmaceutical and other revenue	3,552	4,562	6,556	10,696
Total revenue	114,428	90,322	211,272	172,744

Cost of revenue: (1)
Cost of testing revenue	27,920	23,333	53,899	42,981
Cost of product revenue	1,874	2,315	4,518	4,477
Cost of biopharmaceutical and other revenue	3,812	4,040	6,650	8,459
Intangible asset amortization - cost of revenue	2,909	4,814	5,824	9,618
Total cost of revenue	36,515	34,502	70,891	65,535
Gross profit	77,913	55,820	140,381	107,209
Operating expenses: (1)
Research and development	16,465	12,541	32,430	25,310
Selling and marketing	24,216	25,756	47,998	51,886
General and administrative	31,745	25,047	57,955	46,100
Impairment of long-lived assets	—	—	429	1,410
Intangible asset amortization - operating expenses	881	527	1,619	1,052
Total operating expenses	73,307	63,871	140,431	125,758
Income (loss) from operations	4,606	(8,051)	(50)	(18,549)
Other income (loss), net	2,755	(226)	5,503	2,181
Income (loss) before income taxes	7,361	(8,277)	5,453	(16,368)
Income tax provision	1,627	125	1,583	125
Net income (loss)	$5,734	$(8,402)	$3,870	$(16,493)
Earnings (loss) per share:
Basic	$0.07	$(0.12)	$0.05	$(0.23)
Diluted	$0.07	$(0.12)	$0.05	$(0.23)
Shares used to compute earnings (loss) per common share:
Basic	76,538,325	72,478,662	75,649,057	72,327,897
Diluted	77,163,149	72,478,662	76,600,079	72,327,897

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$604	$497	$1,091	$884
Research and development	1,895	1,439	3,658	2,696
Selling and marketing	2,142	2,494	3,235	4,606
General and administrative	5,213	6,019	9,889	10,364
Total stock-based compensation expense	$9,854	$10,449	$17,873	$18,550

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$5,734	$(8,402)	$3,870	$(16,493)
Other comprehensive income (loss):
Change in currency translation adjustments	(1,703)	(917)	(6,592)	3,563

Net comprehensive income (loss)	$4,031	$(9,319)	$(2,722)	$(12,930)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2024	2023
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$235,915	$216,454
Accounts receivable	50,304	40,378
Supplies and inventory	19,258	16,128
Prepaid expenses and other current assets	15,629	12,661
Total current assets	321,106	285,621
Property, plant and equipment, net	22,291	20,584
Right-of-use assets, operating leases	18,116	10,277
Intangible assets, net	112,532	88,593
Goodwill	752,107	702,984
Restricted cash	1,088	876
Other assets	7,087	5,971
Total assets	$1,234,327	$1,114,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,084	$12,943
Accrued liabilities	43,455	38,427
Current portion of deferred revenue	2,195	2,008
Current portion of acquisition-related contingent consideration	7,348	2,657
Current portion of operating lease liabilities	7,185	5,105
Current portion of other liabilities	72	101
Total current liabilities	72,339	61,241
Deferred tax liabilities	1,483	734
Acquisition-related contingent consideration, net of current portion	13,889	518
Operating lease liabilities, net of current portion	13,553	7,525
Other liabilities	540	786
Total liabilities	101,804	70,804
Total stockholders’ equity	1,132,523	1,044,102
Total liabilities and stockholders’ equity	$1,234,327	$1,114,906

1. The condensed consolidated balance sheet at December 31, 2023 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 29, 2024.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$3,870	$(16,493)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,328	13,529
Loss on disposal of property, plant and equipment	68	136
Stock-based compensation	17,873	18,366
Deferred income taxes	23	125
Noncash lease expense	2,287	1,977
Revaluation of acquisition-related contingent consideration	863	(344)
Effect of foreign currency on operations	896	(167)
Impairment loss	429	1,410
Changes in operating assets and liabilities:
Accounts receivable	(10,086)	1,789
Supplies and inventory	(3,266)	2,782
Prepaid expenses and other current assets	(2,183)	(2,530)
Other assets	(1,213)	(1,048)
Operating lease liabilities	(2,446)	(2,091)
Accounts payable	(1,706)	792
Accrued liabilities and deferred revenue	3,872	(3,734)
Net cash provided by operating activities	20,609	14,499
Investing activities
Acquisition of C2i, net of cash acquired	5,012	—
Purchase of short-term investments	—	(19,700)
Proceeds from sale of short-term investments	—	39,773
Proceeds from maturity of short-term investments	—	5,000
Purchases of property, plant and equipment	(4,904)	(4,662)
Net cash provided by investing activities	108	20,411
Financing activities
Payment of taxes on vested restricted stock units	(5,135)	(3,168)
Proceeds from the exercise of common stock options and employee stock purchases	4,260	5,250
Net cash (used in) provided by financing activities	(875)	2,082
Increase in cash, cash equivalents and restricted cash	19,842	36,992
Effect of foreign currency on cash, cash equivalents and restricted cash	(169)	43
Net increase in cash, cash equivalents and restricted cash	19,673	37,035
Cash, cash equivalents and restricted cash at beginning of period	217,330	154,996
Cash, cash equivalents and restricted cash at end of period	$237,003	$192,031

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	June 30,	December 31,
	2024	2023
Cash and cash equivalents	$235,915	$216,454
Restricted cash	1,088	876
Total cash, cash equivalents and restricted cash	$237,003	$217,330

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$77,913	$55,820	$140,381	$107,209
GAAP Gross Margin	68%	62%	66%	62%
Amortization of intangible assets	2,909	4,814	5,824	9,618
Stock-based compensation expense	604	497	1,091	884
Acquisition related expenses (1)	—	—	60	74
Other adjustments (2)	—	—	6	—
Non-GAAP Gross Profit	$81,426	$61,131	$147,362	$117,785
Non-GAAP Gross Margin	71%	68%	70%	68%

Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$16,465	$12,541	$32,430	$25,310
Stock-based compensation expense	(1,895)	(1,439)	(3,658)	(2,696)
Acquisition related expenses (1)	23	—	(397)	—
Other adjustments (2)	2	—	(276)	—
Non-GAAP research and development	$14,595	$11,102	$28,099	$22,614

GAAP sales and marketing	$24,216	$25,756	$47,998	$51,886
Stock-based compensation expense	(2,142)	(2,494)	(3,235)	(4,606)
Acquisition related expenses (1)	—	(567)	(124)	(1,158)
Other adjustments (2)	(194)	—	(1,094)	—
Non-GAAP sales and marketing	$21,880	$22,695	$43,545	$46,122

GAAP general and administrative	$31,745	$25,047	$57,955	$46,100
Stock-based compensation expense	(5,213)	(6,019)	(9,889)	(10,364)
Acquisition related expenses (1)	(1,116)	(1,134)	(4,585)	(1,624)
Other adjustments (2)	(2,854)	—	(3,120)	66
Non-GAAP general and administrative	$22,562	$17,894	$40,361	$34,178

GAAP total operating expenses	$73,307	$63,871	$140,431	$125,758
Amortization of intangible assets	(881)	(527)	(1,619)	(1,052)
Stock-based compensation expense	(9,250)	(9,952)	(16,782)	(17,666)
Acquisition related expenses (1)	(1,093)	(1,701)	(5,536)	(2,782)
Other adjustments (2)	(3,046)	—	(4,490)	(1,344)
Non-GAAP total operating expenses	$59,037	$51,691	$112,004	$102,914

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2024, adjustments consist primarily of transaction related expenses associated with the acquisition of C2i Genomics ($1.0 million) and adjustments relating to the remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the three months ended June 30, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx. For the six months ended June 30, 2024, adjustments consist of transaction related expenses associated with the acquisition of C2i Genomics. For the six months ended June 30, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.

2.For the three months ended June 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment ($2.9 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($0.2 million). For the six months ended June 30, 2024, adjustments include additional restructuring costs associated with the portfolio prioritization including the reduction in Envisia commercial support ($1.4 million). For the six months ended June 30, 2023, includes $1.3 million related to impairment charges.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$5,734	$(8,402)	$3,870	$(16,493)
Amortization of intangible assets	3,790	5,341	7,443	10,670
Depreciation expense	1,948	1,518	3,885	2,859
Stock-based compensation expense	9,854	10,449	17,873	18,550
Acquisition related expenses (1)	1,093	1,701	5,596	2,856
Other expense (income), net (2)	(3,052)	287	(6,313)	(1,902)
Other adjustments (3)	3,046	—	4,496	1,344
Income tax expense (benefit)	1,627	125	1,583	125
Adjusted EBITDA	$24,040	$11,019	$38,433	$18,009

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$5,734	$(8,402)	$3,870	$(16,493)
Amortization of intangible assets	3,790	5,341	7,443	10,670
Stock-based compensation expense	9,854	10,449	17,873	18,550
Acquisition related expenses (1)	1,093	1,701	5,596	2,856
Other adjustments (3)	3,046	—	4,496	1,344
Tax adjustments (4)	(114)	(551)	(1,246)	(1,127)
Non-GAAP Net Income	$23,403	$8,538	$38,032	$15,800

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.07	$(0.12)	$0.05	$(0.23)
Amortization of intangible assets	0.05	0.07	0.10	0.15
Stock-based compensation expense	0.13	0.14	0.23	0.26
Acquisition related expenses (1)	0.01	0.02	0.07	0.04
Other adjustments (3)	0.04	—	0.06	0.02
Tax adjustments (4)	—	(0.01)	(0.02)	(0.02)
Rounding and impact of dilutive shares	—	0.02	0.01	(0.01)
Diluted earnings per share, non-GAAP	$0.30	$0.12	$0.50	$0.21

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	77,163,149	72,478,662	76,600,079	72,327,897
Dilutive effect of equity awards (5)	—	1,221,721	—	1,354,135
Diluted, non-GAAP	77,163,149	73,700,383	76,600,079	73,682,032

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended June 30, 2024, adjustments consist primarily of transaction related expenses associated with the acquisition of C2i Genomics ($1.0 million) and adjustments relating to the remeasurement of contingent consideration related to our adoption of a multi-platform IVD strategy ($0.1 million). For the three months ended June 30, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx. For the six months ended June 30, 2024, adjustments consist of transaction related expenses associated with the acquisition of C2i Genomics. For the six months ended June 30, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.

2.Includes interest income and income related to research tax credits.
3.For the three months ended June 30, 2024, adjustments primarily include expense related to restructuring costs associated with a reduction in our Biopharmaceutical and Other segment ($2.9 million) and expense related to restructuring costs associated with portfolio prioritization including the reduction in Envisia commercial support ($0.2 million). For the six months ended June 30, 2024, adjustments include additional restructuring costs associated with the portfolio prioritization including the reduction in Envisia commercial support ($1.4 million). For the six months ended June 30, 2023, includes $1.3 million related to impairment charges.
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and Non-GAAP net (loss) income is positive, Non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Tracy Morris
media@veracyte.com
650-380-4413